Amendment #3 To

DEBT CONVERSION AGREEMENT

This Agreement (the “Amendment Agreement”) is the third amendment to the Debt Conversion Agreement dated the 21st day of March, 2013 (“Conversion Agreement”), by and between VAST TECHNOLOGIES, INC. ("Holder"), and VUZIX CORPORATION, a Delaware corporation ("Company").

In consideration of the mutual covenants and agreements contained herein and in the Debt Conversion Agreement, the parties agree to amend the Conversion Agreement and its first and second prior Amendments effective immediately as follows:

1.	Paragraph 6 (a) of the Conversion Agreement currently provides that:

6 (a) At the option of any party in the event that the Debt Conversion has not occurred by June 30, 2013 and such delay was not as a result of any breach of this Agreement by the terminating party;

The Conversion Agreement Paragraph 6 (a) is hereby amended to state:

6 (a) At the option of any party in the event that the Debt Conversion has not occurred by August 31 2013 and such delay was not as a result of any breach of this Agreement by the terminating party;

2.	All provisions and terms making reference to or subject to the approval of the TSX Venture Exchange (“TSXV”) shall be deleted and removed from the Conversion Agreement and any amendments there to.

3.	All other provisions and terms of the Conversion Agreement and any amendments thereto shall remain the in effect in accordance with their original terms.

EXECUTED on this 24th day of July 2013.

Company: Vuzix Corporation	Holder: Vast Technologies, Inc.

By: /s/ Paul Travers	By: /s/ Johnny Wei-Chuan Liao

Name: Paul Travers	Name: Johnny Wei-Chuan Liao
Title: President & CEO	Title: President